    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 2003
                                                            Registration No.333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                CYBERONICS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          0236465
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)


                              100 CYBERONICS BLVD.,
                              CYBERONICS BUILDING,
                              HOUSTON, TEXAS 77058
                                 (281) 228-7200
          (Address of principal executive offices, including zip code)

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              CYBERONICS, INC. AMENDED AND RESTATED 1997 STOCK PLAN
                            (Full title of the plan)

                               PAMELA B. WESTBROOK
                    VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                              100 CYBERONICS BLVD.,
                              CYBERONICS BUILDING,
                              HOUSTON, TEXAS 77058
                     (Name and address of agent for service)

                                 (281) 228-7200
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                 David P. Oelman
                             Vinson & Elkins L.L.P.
                    2300 First City Tower, 1001 Fannin Street
                              Houston, Texas 77002
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

                                           MAXIMUM
              TITLE OF                  AMOUNT TO BE      PROPOSED MAXIMUM    PROPOSED MAXIMUM
          SECURITIES TO BE               REGISTERED        OFFERING PRICE        AGGREGATE           AMOUNT OF
             REGISTERED                    (1)(2)          PER SHARE (3)       OFFERING PRICE    REGISTRATION FEE
------------------------------------- ------------------ ------------------- ------------------- ------------------
   Common Stock,                       1,000,000 Units         $18.33           $ 18,330,000          $1,687
   $.01 par value....................
------------------------------------- ------------------ ------------------- ------------------- ------------------

(1) The number of shares of Common Stock registered hereby consists of 1,000,000 additional shares authorized to be issued under the Amended and Restated 1997 Stock Plan (the "Plan"). The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Includes preferred share purchase rights associated with the Common Stock. No separate fee is payable in respect of the registration of such preferred share purchase rights.

(3) Estimated in part pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share represents a weighted average of the foregoing estimates calculated in accordance with Rule 457(c) and 457(h) under the Securities Act.

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    STATEMENT UNDER GENERAL INSTRUCTION E--REGISTRATION OF ADDITIONAL SHARES

     In August 2002, the Board of Directors of Cyberonics, Inc. (the "Company") approved an amendment to the Company's Amended and Restated 1997 Stock Plan (the "Plan") to increase the maximum number of shares of the Company's Common Stock, par value $0.01 (the "Common Stock"), that may be issued under the Plan by 1,000,000. This Registration Statement has been filed to register the additional 1,000,000 shares of Common Stock issuable pursuant to options to be granted under the Plan, as amended.

     The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company's previously filed Registration Statement on Form S-8 filed on March 8, 2001 (Registration No. 333-56694) (the "Prior Registration Statement"). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including periodic reports that the Company filed after the Prior Registration Statement to maintain current information about the Company, are incorporated herein by reference.

     The Prior Registration Statement incorporated herein by reference contains a consent of Arthur Andersen LLP, former independent public accountants to the Company. Arthur Andersen completed its audit of the Company's consolidated financial statements for the 12 months ended June 30, 2000 and the 10 months ended April 27, 2001 and issued their report with respect to such consolidated financial statements on June 21, 2001. We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to the inclusion of their consent in this Registration Statement, and we have dispensed with the requirement to file their consent in reliance on Rule 437A promulgated under the Securities Act. Because Arthur Andersen has not consented to the inclusion of its previous consent in this Registration Statement, your ability to assert claims against Arthur Andersen may be limited.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     The following exhibits are filed herewith:

          5.1  Opinion of Vinson & Elkins L.L.P.

          23.1 Consent of KPMG LLP

          23.2 Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

          24.1 Powers of Attorney (included on the signature page to this registration statement)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable rounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of January, 2003.

                                 CYBERONICS, INC.


                                 By: /s/ Pamela B. Westbrook
                                     -------------------------------------------
                                     Pamela B. Westbrook
                                     Vice President, Finance and Administration,
                                     Secretary and Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Cummins and Pamela B. Westbrook as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 15th day of January, 2003.

                 SIGNATURE                                                  TITLE
                 ---------                                                  -----
           /s/ Robert P. Cummins
--------------------------------------------       President, Chief Executive Officer and Chairman of the
               Robert P. Cummins                   Board of Directors (Principal Executive Officer)

          /s/ Pamela B. Westbrook
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            Pamela B. Westbrook                    Vice President, Finance and Administration, Secretary
                                                   and Chief Financial Officer (Principal Financial and
                                                   Accounting Officer)
                     *
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            Reese S. Terry, Jr.                    Director

                     *
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          Stanley H. Appel, M.D.                   Director

                     *
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                Tony Coelho                        Director

                     *
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         Thomas A. Duerden, Ph.D.                  Director

                     *
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         Michael J. Strauss, M.D.                  Director

                     *
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               Alan J. Olsen                       Director

                     *
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           Ronald A. Matricaria                    Director

* Indicates that the Registration Statement was signed by Pamela B. Westbrook as Power of Attorney and Attorney-in-Fact.

                                INDEX TO EXHIBITS


     5.1*  Opinion of Vinson & Elkins L.L.P.

     23.1* Consent of KPMG LLP.

     23.2* Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

     24.1* Powers of Attorney (included on the signature page to this registration statement).

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* Filed herewith.